UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2012, the Compensation Committee of MAP Pharmaceuticals, Inc. (the “Company”) approved the following actions relating to certain of the executive officers of the Company.

2011 Cash Bonus Payments

The Compensation Committee approved the following cash bonus payments to Timothy S. Nelson, President and Chief Executive Officer, and the four next most highly compensated executive officers (the “Named Executive Officers”) for achieving objectives that were established by the Compensation Committee in early 2011. The performance-based cash bonus plan for 2011 for Mr. Nelson, Christopher Y. Chai, Senior Vice President and Chief Financial Officer, and Thomas A. Armer, Ph.D., Chief Scientific Officer, consisted of payment of a percentage of year-end base salary based 100% on Company achievement of corporate objectives; for Charlene A. Friedman, Senior Vice President, General Counsel and Secretary, and Donald J. Kellerman, Pharm.D., Senior Vice President, Clinical Development and Medical Affairs, the performance-based cash bonus plan was based 75% on Company achievement of corporate objectives as well as 25% on individual performance. For the Named Executive Officers, the approximate percentage of year-end base salary actually paid under the 2011 performance-based cash bonus plan is as follows: for Mr. Nelson, 55%; for Mr. Chai, 37%; for Dr. Armer, 37%; for Ms. Friedman, 37%; and for Dr. Kellerman, 37%. The Compensation Committee approved the following total bonus payments to the Named Executive Officers:

Executive Officer	Title	Bonus
Timothy S. Nelson	President and Chief Executive Officer	$338,898
Christopher Y. Chai	Senior Vice President and Chief Financial Officer	$128,137
Thomas A. Armer, Ph.D.	Chief Scientific Officer	$135,200
Charlene A. Friedman	Senior Vice President, General Counsel and Secretary	$131,861
Donald J. Kellerman, Pharm.D.	Senior Vice President, Clinical Development and Medical Affairs	$126,146

Performance-Based Cash Bonus Plan for 2012

The Compensation Committee also approved a performance-based cash bonus plan for calendar year 2012 for the executive officers of the Company, including the Named Executive Officers. For 2012, Mr. Nelson is eligible for an annual performance-based cash bonus with a target of 60% of his annual base salary. The Named Executive Officers other than Mr. Nelson are eligible for annual performance-based cash bonuses with a target of 40% of their respective annual base salaries. For Mr. Nelson, Mr. Chai and Dr. Armer, the performance-based cash bonus is based 100% on the achievement of corporate objectives as approved by the Compensation Committee. For Ms. Friedman and Dr. Kellerman, the performance-based cash bonus is based 75% on the achievement of corporate objectives and 25% on individual performance. The individual performance objectives are: for Ms. Friedman, objectives relating to providing legal services to the Company and its functional areas and, for Dr. Kellerman, objectives relating to the regulatory approval and further clinical development of the Company’s product candidates.

Equity Incentive Grants

On January 25, 2012, the Compensation Committee granted stock options awards and restricted stock units to the Named Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary